Exhibit 99.1
ENVIRONMENTAL TECTONICS CORPORATION
ANNOUNCES FIRST QUARTER FISCAL 2009 RESULTS
     Southampton, PA, July 16, 2008 — Environmental Tectonics Corporation (AMEX: ETC) (“ETC” or the “Company”) today announced financial results for the fiscal first quarter of 2009 which ended on May 30, 2008.
     The Company had a net loss of $1,491,000, or $0.19 per share (basic and diluted), during the first quarter of fiscal 2009 compared to a net loss of $5,725,000, or $0.64 per share (basic and diluted), for the first quarter of fiscal 2008, representing a decrease in net loss of $4,234,000. This decrease in net loss reflected a significant increase in sales and corresponding gross profit and reduced claim settlement costs, attributable to claims costs associated with a U.S. Navy settlement. Acting as partial offsets were higher research and development expenses and interest expenses.
     Sales for the first quarter of fiscal 2009 were $9,975,000 as compared to $4,347,000 for the first quarter of fiscal 2008, an increase of $5,628,000, or 129.5%. As the summary table indicates, significant increases were evidenced in all geographic areas. Additionally, most product areas showed significantly improved performance, most notably environmental (up $1,782,000, 464.4%) and pilot training systems (up $3,328,000, 390.7%). Acting as partial offsets were decreased simulation and entertainment sales.
     Geographically, domestic sales in the first quarter of fiscal 2009 were $5,322,000 as compared to $2,441,000 in the first quarter of fiscal 2008, an increase of $2,881,000, or 118.0%, reflecting significant increases in all Control Systems Group product areas. The sterilizer, environmental and hyperbaric lines were up a combined $2,821,000, or 139.9%. Sterilizers benefited from work on a large Ethylene Oxide (EtO) sterilizer. Environmental continued production on a multiple unit order from a domestic automotive manufacturer. Hyperbaric placed almost twice as many monoplace chambers in the first fiscal quarter versus the prior corresponding quarter. Domestic sales represented 53.4% of the Company’s total sales in the first quarter of fiscal 2009, as compared to 56.2% for the first quarter of fiscal 2008. U.S. Government sales in the first quarter of fiscal 2009 were $991,000 as compared to $569,000 in the first quarter of fiscal 2008 and represented 10.2% of total sales in the first quarter of fiscal 2009 versus 13.1% for the first quarter of fiscal 2008.
     International sales for the first quarter of fiscal 2009 were $3,662,000 as compared to $1,337,000 in the first quarter of fiscal 2008, an increase of $2,325,000, or 173.9%, and represented 36.4% of total sales, as compared to 30.7% in the first quarter of fiscal 2008. The current reporting period benefited from significant percentage of completion revenue recognition for contracts in the Middle East.
     Gross profit for the first quarter of fiscal 2009 was $2,495,000 as compared to $895,000 in the first quarter of fiscal 2008, an increase of $1,600,000, or 178.8%. This increase reflected the aforementioned increased sales level and corresponding gross profit coupled with a 4.4 percentage point increase in the gross profit rate as a percent of revenue. Reflecting the increased sales levels in almost all product and geographic categories, most product and geographic categories generated higher gross profit rates.

     Selling and administrative expenses for the first quarter of fiscal 2009 were $3,313,000 as compared to $2,799,000 in the first quarter of fiscal 2008, an increase of $514,000, or 18.4%. Increased spending for legal costs, a reserve for a potential legal settlement, higher commissions on the higher sales level, bid and proposal costs on increased bid activity and higher consulting expenses related to ATFS marketing efforts were partially offset by reduced claims expenses.
     Claims settlement costs in the prior period consist of a write off of an accounts receivable ($89,000) and a reserve for a payment under a settlement to the Government of $3,300,000.
     Research and development expenses, which are charged to operations as incurred, were $295,000 for the first quarter of fiscal 2009 as compared to $54,000, which is net of monies due under a NASA grant of $232,000, for the first quarter of fiscal 2008. When adjusted for the NASA grant offset, net spending between the two periods was approximately equal.
     Interest expense for the first quarter of fiscal 2009 was $436,000 as compared to $354,000 for the first quarter of fiscal 2008, representing an increase of $82,000 or 23.2%. The increase reflected higher interest expense on a higher average loan balance partially offset by lower amortization expense related to the beneficial feature of the Company’s subordinated debt and the value assigned to warrants which were issued with the subordinated debt as part of the Company’s February 2003 refinancing. Amortization expense associated with the subordinated debt has been recalculated to reflect the extension of the maturity date of the note.
     Other income/expense, net, provided net income of $61,000 for the first quarter of fiscal 2009 versus a net expense of $30,000 for the first quarter of fiscal 2008, a decrease of $91,000, or 303.3%. The current period reflected proceeds from a property damage claim.

	Summary Table of Results
	13 weeks ended	13 weeks ended	Variance	Variance
	May 30, 2008	May 25, 2007	$	%
	(amounts in thousands)		( ) =Unfavorable
Sales:
Domestic	$5,322	$2,441	$2,881	118.0%
US Government	991	569	422	74.2
International	3,662	1,337	2,325	173.9

Total Sales	9,975	4,347	5,628	129.5

Gross Profit	2,495	895	1,600	178.8

Selling, general and administrative	3,313	2,799	(514)	(18.4)
Claim settlement costs	—	3,389	3,389	100.0
Research & development	295	54	(241)	(446.3)

Operating loss	(1,113)	(5,347)	4,234	79.2

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	Summary Table of Results
	13 weeks ended	13 weeks ended	Variance	Variance
	May 30, 2008	May 25, 2007	$	%
	(amounts in thousands)		( ) =Unfavorable
Interest expense, net	436	354	(82)	(23.2)
Other expense, net	(61)	30	91	303.3
Income taxes	0	0	0	n/a
Minority interest	3	(6)	(9)	(150.0)

Net loss	$(1,491)	$(5,725)	$4,234	74.0%
Net loss per common share	$(0.19)	$(0.64)	$0.45	70.3%

     ETC designs, develops, installs and maintains aircrew training systems (aeromedical, tactical combat and general), disaster management training systems and services, entertainment products, sterilizers (steam and gas), environmental testing products, hyperbaric chambers and related products for domestic and international customers.
     This press release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements are based on ETC’s current expectations and projections about future events. These forward-looking statements are subject to known and unknown risks, uncertainties and assumptions about ETC’s and its subsidiaries that may cause actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements.
     These forward-looking statements include statements with respect to the Company’s vision, mission, strategies, goals, beliefs, plans, objectives, expectations, anticipations, estimates, intentions, financial condition, results of operations, future performance and business of the company, including but not limited to, (i) the proposed acquisition of the Company by H.F.Lenfest, a member of ETC’s Board of Directors and a significant shareholder, (ii) the potential delisting of the Company’s common stock from the American Stock Exchange as a result of the Company’s failure to comply with the AMEX listing standards, (iii) projections of revenues, costs of materials, income or loss, earnings or loss per share, capital expenditures, growth prospects, dividends, capital structure, other financial items and the effects of currency fluctuations, (iv) statements of our plans and objectives of the Company or its management or Board of Directors, including the introduction of new products, or estimates or predictions of actions of customers, suppliers, competitors or regulatory authorities, (v) statements of future economic performance, (vi) statements of assumptions and other statements about the Company or its business, (vii) statements made about the possible outcomes of litigation involving the Company, including our outstanding litigation with Disney; (viii) statements regarding the Company’s ability to obtain additional financing to support its operations and other expenses, and (ix) statements preceded by, followed by or that include the words, “may,” “could,” “should,” “looking forward,” “would,” “believe,” “expect,” “anticipate,” “estimate,” “intend,” “plan,” or the negative of such terms or similar expressions. These forward-looking statements involve risks and uncertainties which are subject to change based on various important factors. Some of these risks and uncertainties, in whole or in part, are beyond the Company’s control. Factors that might cause or contribute to such a material difference include, but are not limited to, those discussed in the Company’s Annual Report on Form 10-K for the fiscal year ended February 29, 2008, in the section entitled “Risks Particular to Our Business.” Shareholders are urged to review these risks carefully prior to making an investment in the Company’s common stock.
     The Company cautions that the foregoing list of important factors is not exclusive. Except as required by federal securities law, the Company does not undertake to update any forward-looking statement, whether written or oral, that may be made from time to time by or on behalf of the Company.
Contact: Duane D. Deaner, CFO Tel: 215-355-9100 (ext. 1203)     Fax: 215-357-4000
ETC — Internet Home Page:     http://www.etcusa.com

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